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                                                                      Exhibit 10
                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 18 to Registration Statement No. 33-22462 on Form N-1A of our report dated December 13, 2002 appearing in the October 31, 2002 Annual Report of Merrill Lynch Global Allocation Fund, Inc., and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP


New York, New York
December 27, 2002